NanoString and Lam Research Announce Strategic Development Collaboration to Advance Hyb & Seq Next Generation Sequencing Platform

Partnership Brings Together Leaders in Nanoscale Manufacturing and Molecular Profiling

SEATTLE, Wash. and FREMONT, Calif., August 8, 2017 (GLOBE NEWSWIRE) -- NanoString Technologies, Inc. (Nasdaq:NSTG), a provider of life science tools for translational research and molecular diagnostic products, and Lam Research Corporation (Nasdaq:LRCX), a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry, today announced a strategic collaboration to develop NanoString’s proprietary Hyb & Seq™ next-generation sequencing platform.

This collaboration brings together NanoString’s proprietary sequencing chemistry and Lam’s expertise in advanced systems engineering to enable nanoscale manufacturing, with the goal of building a clinical sequencer with the simplest workflow in the industry. The objectives of the collaboration are to complete the development of the Hyb & Seq single molecule sequencing chemistry, design and engineer a clinical sequencing instrument, develop clinical assay panels, and secure the necessary regulatory approvals. In addition, the companies intend to explore methods for coupling the sequencing chemistry with advanced semiconductor fabrication processes to optimize the performance of molecular profiling platforms.

Under the terms of the collaboration, Lam will provide up to $50 million of funding intended to cover the costs of development and regulatory approval over a development period expected to last approximately three years, as well as advanced engineering and technical support. Lam will receive a warrant to purchase one million shares of NanoString common stock at $16.75 per share, as well as a royalty on all products developed under the collaboration. NanoString retains all rights to commercialize the resulting Hyb & Seq products, and the parties will share ownership rights in jointly developed intellectual property

“We are excited to collaborate with Lam Research, in a partnership that brings together leading innovators in our respective fields,” said Brad Gray, NanoString’s President and Chief Executive Officer. “By combining our Hyb & Seq technology with Lam’s advanced engineering expertise, we intend to fully resource the development of the industry’s simplest clinical sequencer, and enable open-ended innovation at the intersection of semiconductors and genomics.”

“Our vision is to create value from natural technology extensions, including nanoscale applications enablement, chemistry, plasma, fluidics, and advanced systems engineering,” stated Martin Anstice, Lam Research’s President and Chief Executive Officer. “We are excited to collaborate with NanoString to advance the development of their novel Hyb & Seq system and chemistry to meet the challenge of increasing our understanding of human genetics, and we envision a number of strategic benefits by aligning our complimentary respective strengths. This is a compelling opportunity for the whole to be significantly greater than the sum of its parts; it is an accelerator of enablement and value for both companies.”

Interested parties can access a presentation summarizing details of the collaboration using the link below.

http://investors.nanostring.com/events.cfm

About Hyb & Seq
Hyb & Seq is a novel single molecule sequencing technology being developed by NanoString. The platform enables a workflow that is simpler and faster than current sequencing methods because it does not require library preparation, enzymes or amplification. Hyb & Seq technology’s simplicity, flexibility, and accuracy offer the potential for an ideal sample-to-answer solution for clinical sequencing. In proof-of-concept experiments, the Hyb & Seq chemistry has demonstrated:

•	A low intrinsic error rate and the ability to provide high consensus accuracy at low coverage by non-destructively sequencing the same native molecule multiple times

•	Simultaneous capture and sequencing of DNA and RNA molecules in a single experiment

•	Both short and long read capabilities, with demonstrated read lengths up to 33kb and no theoretical upper limit

•	Total processing time from FFPE sample to start of sequencing of under 60 minutes, and hands-on time of less than 15 minutes
Hyb & Seq technology is currently for research use only and is not for use in diagnostic procedures.

About NanoString Technologies, Inc.
NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company's nCounter® Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 1,600 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company's technology is also being used in diagnostics. The Prosigna® Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer. In addition, the company is collaborating with multiple biopharmaceutical companies in the development of companion diagnostic tests for various cancer therapies, helping to realize the promise of precision oncology.

For more information, please visit www.nanostring.com.

NanoString, NanoString Technologies, the NanoString logo, nCounter and Prosigna are trademarks or registered trademarks of NanoString Technologies, Inc. in various jurisdictions.

About Lam Research Corporation
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, Lam combines superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-B)
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the development of Hyb & Seq chemistry and related products, the funding and expected timing for such development, regulatory approvals and expected product capabilities and commercial opportunity for such products. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products; the impact of competition; the impact of expanded sales, marketing, product development on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

Contacts:

NanoString
Investor Relations:
Doug Farrell
dfarrell@nanostring.com
Phone: 206-602-1768

Lam Research Corporation
Media Inquires:
Kyra Whitten
kyra.whitten@lamresearch.com
Phone: 510-572-5241

Investor Relations:
Satya Kumar
investor.relations@lamresearch.com
Phone: 510-572-1615